AMENDMENT NO. 6

TO

MASTER INTERGROUP SUB-ADVISORY CONTRACT FOR MUTUAL FUNDS

This Amendment dated as of December 30, 2013, amends the Master Intergroup Sub-Advisory Contract for Mutual Funds (the “Contract”), dated May 1, 2008, between Invesco Advisers, Inc. (the “Adviser”), on behalf of AIM Equity Funds (Invesco Equity Funds), and each of Invesco Canada Ltd., Invesco Asset Management Deutschland GmbH, Invesco Asset Management Limited, Invesco Asset Management (Japan) Ltd., Invesco Australia Limited, Invesco Hong Kong Limited, I and Invesco Senior Secured Management, Inc. (each a “Sub-Adviser” and, collectively, the “Sub-Advisers”).

WITNESSETH:

WHEREAS, the parties desire to amend the Contract to remove Invesco Constellation Fund and Invesco Disciplined Equity Fund;

NOW, THEREFORE, the parties agree that;

1.	Exhibit A to the Contract is hereby deleted in its entirety and replaced with the following:

“EXHIBIT A

Funds

Invesco Charter Fund

Invesco Diversified Dividend Fund

Invesco Summit Fund”

2.	All other terms and provisions of the Contract not amended shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Contract to be executed by their officers designated as of the day and year first above written.

INVESCO ADVISERS, INC.

Adviser

By:	/s/ John M. Zerr
Name: John M. Zerr
Title: Senior Vice President

INVESCO CANADA LTD.

Sub-Adviser

By:	/s/ Harsh Damani
Name: Harsh Damani
Title: Chief Financial Officer & Senior Vice President, Funds

By:	/s/ Peter Intraligi
Name: Peter Intraligi
Title: President

INVESCO ASSET MANAGEMENT DEUTSCHLAND GMBH

Sub-Adviser

By:	/s/ Christian Puschmann	/s/ Leif Baumann
Name: Christian Puschmann		Leif Baumann
Title: Managing Director		Procurator

INVESCO ASSET MANAGEMENT LIMITED

Sub-Adviser

By:	/s/ Martin McLoughlin
Name: Martin McLoughlin
Title: Director

INVESCO ASSET MANAGEMENT (JAPAN) LTD.

Sub-Adviser

By:	/s/ Masakazu Hasegawa
Name: Masakazu Hasegawa
Title: Managing Director

INVESCO AUSTRALIA LIMITED

Sub-Adviser

By:	/s Nick Burrell	/s/ Mark Yesberg
	Name: Nick Burrell	Mark Yesberg
	Title: Company Secretary	Director

INVESCO HONG KONG LIMITED

Sub-Adviser

By:	/s/ Gracie Liu	/s/ Fanny Lee
	Name: Gracie Liu	Fanny Lee
	Title: Director	Director

INVESCO SENIOR SECURED MANAGEMENT, INC.

Sub-Adviser

By:	/s/ Jeffrey Kupor
Name: Jeffrey Kupor
Title: Secretary & General Counsel